UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

Knight-Swift Transportation Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20002 North 19th Avenue Phoenix, Arizona 85027
(Address of principal executive offices and zip code)
(602) 269-2000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	KNX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On Tuesday, May 19, 2020, the Company held its Annual Meeting of Stockholders. The matters voted upon at the 2020 Annual Meeting of Stockholders and the results of such voting are set forth below.

Proposal No. 1:	The Company's stockholders elected three Class III directors, each to serve a term of one year:
		For	Withheld	Broker Non-Votes
	David Jackson	145,002,106	3,509,940	14,244,561
	Kevin Knight	143,364,158	5,147,888	14,244,561
	Roberta Roberts Shank	147,582,421	929,625	14,244,561

Proposal No. 2:	The Company's stockholders conducted an advisory, non-binding vote to approve executive compensation:
	For	Against	Abstain	Broker Non-Votes
	145,003,788	3,449,150	59,108	14,244,561

Proposal No. 3:	The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2020:
	For	Against	Abstain
	162,030,632	680,988	44,987

Proposal No. 4:	The Company’s stockholders voted for the First Amended and Restated Certificate of Incorporation of Knight-Swift Transportation Holdings Inc., which includes amendments to declassify the Board:
	For	Against	Abstain	Broker Non-Votes
	147,979,288	25,842	506,916	14,244,561

Proposal No. 5:	The Company’s stockholders voted for the Knight-Swift Transportation Holdings Inc. Second Amended and Restated 2014 Omnibus Incentive Plan:
	For	Against	Abstain	Broker Non-Voters
	146,725,336	1,719,339	67,371	14,244,561

Proposal No. 6:	The Company’s stockholders voted against a stockholder proposal to allow certain stockholder actions by written consent:
	For	Against	Abstain	Broker Non-Voters
	40,053,855	108,226,789	231,402	14,244,561

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knight-Swift Transportation Holdings Inc.
(Registrant)
Date:	May 20, 2020	/s/ Adam W. Miller
Adam W. Miller Chief Financial Officer